Exhibit 10.2

NPS PHARMACEUTICALS, INC.

2014 OMNIBUS EQUITY COMPENSATION PLAN

INCENTIVE STOCK OPTION SUMMARY OF AWARD

NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to its 2014 Omnibus Equity Compensation Plan (the “Plan”), hereby awards to the individual listed below (the “Participant”), an Incentive Stock Option to purchase shares of common stock of the Company (“Company Stock”) that may become vested and exercisable as set forth below (the “Option”).  The Option is subject in all respects to the terms and conditions set forth herein, in the Incentive Stock Option Award Agreement attached hereto as Exhibit A (the “Incentive Stock Option Award Agreement”) and the Plan, each of which is incorporated herein by reference and made part hereof.  Unless otherwise defined herein, capitalized terms used in this Incentive Stock Option Summary of Award (the “Summary of Award”) and the Incentive Stock Option Award Agreement will have the meanings set forth in the Plan.

The Option is designated as an Incentive Stock Option, as described in Section 5 of the Incentive Stock Option Award Agreement.  However, if and to the extent the Option exceeds the limits for an Incentive Stock Option, as described in Section 5 of the Incentive Stock Option Award Agreement, the Option shall be a Nonqualified Stock Option.

Participant:	[[FIRSTNAME]] [[LASTNAME]]

Award Number:	[[GRANTNUMBER]]

Date of Grant:	[[GRANTDATE]]

Plan:	2014 Omnibus Equity Compensation Plan

Type:	[[GRANTTYPE]]

Total Number of Shares Awarded:	[[SHARESGRANTED]] of shares of Company Stock

Exercise Price:	[[GRANTPRICE]]

Expiration Date:	[[GRANTEXPIRATIONDATE]]

Exercisability of the Option:

Except as set forth herein, the Option will vest and become exercisable with respect to 25% of the shares of Company Stock subject to the Option on the first anniversary of the Date of Grant and 6.25% of the shares of Company Stock subject to the Option every three months thereafter (each a “Vesting Date”), provided that the Participant continues to be employed as an Employee through the applicable Vesting Date.

For example, if the Participant’s Date of Grant was January 15, 25% of the shares of Company Stock subject to the Option would vest and become exercisable on January 15 of the following year, and 6.25% each April 15, July 15, October 15, and January 15 thereafter, until the shares subject to the Option are fully vested and exercisable, provided that the Participant continues to be employed as an Employee.

Vesting Upon Death or Disability:

The Option will automatically accelerate and become fully vested and exercisable as of the date on which the Participant ceases to be employed as an Employee on account of the Participant’s death or Disability, as applicable.

Vesting Upon Retirement:

In the event the Participant ceases to be employed as an Employee due to the Participant’s Retirement, the Option will vest and become exercisable with respect to the number of shares of Company Stock subject to the Option that would have vested and become exercisable had the Participant continued to be employed as an Employee through the second anniversary of the date of Retirement.

Retirement means the termination of employment as Employee on or after the date on which the Participant’s number of completed years of employment with the Employer and age equal or exceed seventy (70) (including termination due to death or Disability after such time).

Vesting Upon Certain Termination Events Following a Change of Control:

In the event a Change of Control occurs while the Participant is employed as an Employee, the Option will automatically accelerate and become fully vested and exercisable if, upon or after the Change in Control, 1) the Participant’s job is Materially Altered and the Participant voluntarily terminates employment as an Employee within the time period specified in the Plan after complying with the notice requirements specified in the Plan, or 2) the Participant’s employment as an Employee is Involuntarily Terminated, other than for Cause, death, or Disability.

Participant Acceptance:

By signing the acknowledgement below, the Participant agrees to be bound by the terms and conditions of the Plan, the Incentive Stock Option Award Agreement and this Summary of Award and accepts the Option.  The Participant accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Summary of Award or the Incentive Stock Option Award Agreement.

The Participant acknowledges delivery of the Plan and the Plan prospectus together with this Summary of Award and the Incentive Stock Option Award Agreement.  Additional copies of the Plan and the Plan prospectus are available at the intranet site at [    ] or by contacting the Company’s Human Resources Department at [  ].

Agreed and accepted:

Participant

Date

EXHIBIT A

NPS PHARMACEUTICALS, INC.

INCENTIVE STOCK OPTION AWARD AGREEMENT

(Pursuant to the 2014 Omnibus Equity Compensation Plan)

This Incentive Stock Option Award Agreement (this “Agreement”) is delivered by NPS Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the Summary of Award delivered with this Agreement to the individual named in the Summary of Award (the “Participant”).  The Summary of Award, which specifies the Participant, the date as of which the Award is made (the “Date of Grant”), the vesting schedule and other specific details of the Award is incorporated herein by reference.

1.                                      Option Award.

(a)                                 Upon the terms and conditions set forth in this Agreement and in the Company’s 2014 Omnibus Equity Compensation Plan (the “Plan”), the Company hereby awards to the Participant an Incentive Stock Option to purchase the number of shares of common stock of the Company (“Company Stock”) set forth in the Summary of Award (the “Option”).  The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan.  Copies of the Plan and the official Plan prospectus are available on the Company’s intranet site at [    ] or by contacting the Company’s Human Resources Department at [    ].  This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.  The Participant agrees to be bound by all of the terms and conditions of the Plan.

(b)                                 The Option is designated as an Incentive Stock Option, as described in Section 5 below.  However, if and to the extent the Option exceeds the limits for an Incentive Stock Option, as described in Section 5, the Option shall be a Nonqualified Stock Option.

2.                                      Exercisability of the Option.

(a)                                 The Option will become vested and exercisable as set forth in the Summary of Award, provided that the Participant continues to be employed as an Employee through the Vesting Date (as defined in the Summary of Award).

(b)                                 The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Company Stock subject to the Option.  If the schedule set forth in the Summary of Award would produce fractional shares of Company Stock, the number of shares of Company Stock for which the Option becomes exercisable shall be rounded down to the nearest whole share of Company Stock.

3.                                      Term of Option.

(a)                                 The Option will have a term from the Date of Grant to the Expiration Date specified on the Summary of Award and will terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)                                 The Option will automatically terminate upon the happening of the first of the following events:

(i)                                     The expiration of the ninety (90) day period after the Participant ceases to be employed as an Employee, if the termination is for any reason other than Disability, death, Retirement (as defined in the Summary of Award), voluntary termination of the Participant’s employment as an Employee upon Material Alteration of the Participant’s job upon or after a Change of Control, or Involuntary Termination of the Participant’s employment as an Employee without Cause upon or after a Change of Control.

(ii)                                  The expiration of the twelve (12) month period after the Participant ceases to be employed as an Employee on account of the Participant’s Disability.

(iii)                               The expiration of the eighteen (18) month period after the Participant ceases to be employed as an Employee, if the Participant dies while employed as an Employee.

(iv)                              The Expiration Date if the Participant ceases to be employed as an Employee on account of the Participant’s Retirement.

(v)                                 The later of 1) the expiration of the twenty-four (24) month period after a Change of Control, or 2) the ninety (90) day period after the Participant ceases to be employed as an Employee, if the Participant is an Employee who ceases to be employed as an Employee on account of A) voluntary termination of the Participant’s employment as an Employee upon Material Alteration of the Participant’s job upon or after such Change of Control, or B) Involuntary Termination of the Participant’s employment as an Employee without Cause upon or after such Change of Control.

(vi)                              The date on which the Participant ceases to be employed as an Employee for Cause.  In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment as an Employee terminates, the Option will immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the Expiration Date.  Any portion of the Option that is not exercisable at the time the Participant ceases to be employed as an Employee will immediately terminate.

4.                                      Exercise Procedures.

(a)                                 Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of shares of Company Stock as to which the Option is to be exercised.  Not less than one hundred shares of the shares of Company Stock subject to the Option may be purchased at any time unless the number purchased is the total number at the time purchasable under the Option.  At such time as the Committee shall determine, the Participant shall pay the exercise price (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock, which shall be valued at their Fair Market Value on the date of delivery, or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) with the approval of the Committee, by surrender of all or any part of the vested shares of Company stock for which the Option is exercisable to the Company for an appreciation distribution payable in shares of Company with a Fair Market Value at the time of the Option surrender equal to the dollar amount by which the then Fair Market Value of the shares of Company Stock subject to the surrendered portion exceeds the aggregate Exercise Price payable for those shares of Company Stock, or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option.

(b)                                 The obligation of the Company to deliver shares of Company Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing shares of Company Stock for the Participant’s own account and not with a view to or for sale in connection with any distribution of the shares of Company Stock, or such other representation as the Committee deems appropriate.

(c)                                  All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.  Subject to Committee approval, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having shares of Company Stock withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.                                      Designation as Incentive Stock Option.

(a)                                 This Option is designated an Incentive Stock Option.  If the aggregate fair market value of the stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.  If and to the extent that the Option fails to qualify as an Incentive Stock Option, the Option shall remain outstanding according to its terms as a Nonqualified Stock Option.

(b)                                 The Participant understands that favorable Incentive Stock Option tax treatment is available only if the Option is exercised while the Participant is an Employee of the Company or a Subsidiary or within a period of time specified in the Code after the Participant ceases to be an Employee.  The Participant understands that the Participant is responsible for the income tax consequences of the Option, and, among other tax consequences, the Participant understands that he or she may be subject to the alternative minimum tax under the Code in the year in which the Option is exercised.  The Participant will consult with his or her tax adviser regarding the tax consequences of the Option.

(c)                                  The Participant agrees that the Participant shall immediately notify the Company in writing if the Participant sells or otherwise disposes of any shares of Company Stock acquired upon the exercise of the Option and such sale or other disposition occurs on or before the later of (i) two years after the Date of Grant or (ii) one year after the transfer of the shares of Company Stock to the Participant upon exercise of the Option.  The Participant also agrees to provide the Company with any information requested by the Company with respect to such sale or other disposition.

6.                                      No Shareholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the shares of Company Stock subject to the Option, until certificates for shares of Company Stock have been issued upon the exercise of the Option.

7.                                      Change of Control.  Except as set forth in the Summary of Award, the provisions of the Plan applicable to a Change of Control will apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

8.                                      Restrictions on Exercise.  Only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option will be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

9.                                      Entire Agreement.  This Agreement contains the entire agreement of the parties with respect to the Option awarded hereby and may not be changed orally but only by an instrument in writing signed by the party against whom enforcement of any change, modification or extension is sought.

10.                               Award Subject to Plan Provisions.  This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects will be interpreted in accordance with the Plan.  This Award is subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee will have the authority to interpret and construe this Award pursuant to the terms of the Plan, and its decisions will be conclusive as to any questions arising hereunder.

11.                               Assignment and Transfers.  The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder will thereupon become null and void.  The rights and protections of the Company hereunder will extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Agreement may be assigned by the Company without the Participant’s consent.

12.                               No Employment or Other Rights.  This Agreement will not confer upon the Participant any right to be retained in the employment of the Company and will not interfere in any way with the right of the Company to terminate the Participant’s employment at any time.  The right of the Company to terminate at will the Participant’s employment at any time for any reason is specifically reserved.

13.                               Notice.  Any notice to the Company provided for in this instrument will be addressed to the Company in care of the Corporate Secretary and General Counsel at the Company’s corporate headquarters, and any notice to the Participant will be addressed to such Participant at the current address shown on the payroll records of the Company, or to such other address as the Participant may designate to the Company in writing.  Any notice will be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

14.                               Recoupment Policy.  The Participant agrees that the Participant will be subject to any compensation, clawback and recoupment policies that may be applicable to the Participant as an employee of the Company, as in effect from time to time and as approved by the Board of Directors, the Committee or a duly authorized committee thereof, whether or not approved before or after the Date of Grant.

15.                               Applicable Law.  The validity, construction, interpretation and effect of this Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.  Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to this Agreement or Plan.

16.                               Statute of Limitations.  A Participant or any other person claiming benefits under the Plan of this Agreement must make a claim for such benefits within one year after the Participant or other person knew or reasonably should have known of the principal facts on which the claim is based.

17.                               Application of Section 409A of the Code.  This Agreement is intended to be exempt from Section 409A of the Code, and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A of the Code.